                                                                        CANADA
                                                                     ISPO 1997



                              ARAMARK CORPORATION

                            CANADIAN SUPPLEMENT TO
                                ISPO PROSPECTUS
                            Dated December 1, 1997


        This supplement addresses significant aspects of the ARAMARK Ownership Program and Installment Stock Purchase Opportunities granted thereunder that apply to Canadian-resident employees of Versa Services Ltd.

                            ----------------------


        The following sections of the Prospectus are amended by this
Supplement:


                     Questions and Answers on pages 5 - 13
               Income Tax Considerations on pages 16-17 Exercise
             Forms and Instructions in ISPO Prospectus on Page B-1


                            ----------------------


        If you have any questions concerning the Program, you should call any of the individuals or the automated Shareholder Information Service listed on page 4 of the Prospectus.


                            ----------------------



          The date of this Prospectus Supplement is December 1, 1997

                  CANADIAN FEDERAL INCOME TAX CONSIDERATIONS


        The following discussion is not intended to be a complete statement of the Canadian federal income tax consequences of the granting and exercise of purchase opportunities pursuant to the Plans or the disposition of Class B shares acquired upon exercise of such purchase opportunities. Because of the complexities of the Canadian income tax law, offerees are urged to consult their own tax advisors.

        This summary applies to employees of Versa Services Ltd. who are resident in Canada, who hold the purchase opportunities and Class B shares as capital property and who deal at arm's length with Versa Services Ltd. and ARAMARK for the purposes of the Income Tax Act (Canada), as amended.

        With respect to the purchase opportunities, ARAMARK understands that, under current Canadian federal income tax laws: (i) no income will be recognized by the employee at the time of grant; (ii) upon exercise of a purchase opportunity, the employee must treat as a taxable benefit from employment, any excess of the fair market value on the date of exercise of the Class B shares received on the exercise of a purchase opportunity over the exercise price of the purchase opportunity; (iii) the employee may deduct one-quarter of the benefit in computing taxable income; and (iv) the adjusted cost base of the Class B shares acquired on the exercise of the purchase opportunity will be equal to the exercise price plus the amount of the taxable benefit realized. The adjusted cost base of the Class B shares will be computed in Canadian dollars, using the Canada-U.S. exchange rate prevailing on the date of exercise. The adjusted cost base of all Class B shares received on the exercise of a purchase opportunity will then be averaged with the adjusted cost base of other Class B shares owned by the employees; and (v) on a subsequent disposition of the Class B shares, the amount by which the proceeds of disposition exceed (or are exceeded by) the adjusted cost base of the Class B shares, plus any costs of disposition, will be treated as capital gain (or capital loss) of the employee.

        If Class B shares are first disposed of by the employee to raise the cash to exercise purchase opportunities, the same tax consequences as set out above will apply. In addition, the employee will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the Class B shares exceed (or are exceeded by) the adjusted cost base of the disposed shares, plus any costs of disposition.

        ARAMARK understands that tendering Class B shares already owned by the holder of a purchase opportunity in order to exercise such purchase opportunity (a "stock-for-stock exercise," so called) would not be considered a disposition of such previously acquired shares and therefore would not result in the recognition of capital gain or loss by the employee. An employee electing to make a stock-for-stock exercise: (i) will be considered to have realized a taxable benefit equal to any excess of the fair market value on the date of exercise of the new Class B shares acquired over the exercise price of the purchase opportunity (the fair market value of the old Class B shares tendered); (ii) the employee may deduct one-quarter of the benefit in computing taxable income; (iii) the adjusted cost base of the Class B shares acquired on the exercise of the purchase opportunity will be equal to the adjusted cost base of the old Class B shares plus the amount of the taxable benefit realized (plus the amount of any cash paid on the stock-for-stock exercise of the purchase opportunity). The adjusted cost base of the Class B shares will be computed in Canadian dollars, using the Canada-U.S.
exchange rate prevailing on the date of
exercise. The adjusted cost base of all Class B shares received on the exercise of a purchase opportunity will then be averaged with the adjusted cost base of other Class B shares owned by the employee; and (v) on a subsequent disposition of the Class B shares, the amount by which the proceeds of disposition exceed (or are exceeded by) the adjusted cost base of the Class B shares plus any costs of disposition, will be treated as a capital gain (or capital loss) of the employee.

        ARAMARK further understands that it is the administrative position of Revenue Canada, Customs, Excise & Taxation ("Revenue Canada") that a taxable benefit recognized upon the exercise of a purchase opportunity is not subject to tax withholding. The Company will report to Revenue Canada the amount of the taxable benefit generated by the exercise of a purchase opportunity, and the employee is required to report that amount in his/her income tax return.

        If payment of a portion of the exercise price is deferred under the Deferred Payment Program, the interest paid at the time of making the deferred payment may be deductible during the year the interest is paid. Employees are urged to discuss this matter as well with their own tax advisors.

                             QUESTIONS AND ANSWERS

        The following questions and answers have changed from those in the original Prospectus to reflect the application of Canadian federal income tax laws and Canadian securities laws:

14.     Q:      How do I purchase shares of Common Stock?

        A: To exercise an installment of your purchase opportunity and purchase shares, you must deliver to the Company, at the address which appears on the exercise form included in this Prospectus Supplement, (1) your completed exercise form and
                (2) payment of the aggregate purchase price.

                The aggregate purchase price is payable in U.S. dollars.

15.     Q:      How do I make payment for the purchase price?

        A: You may be eligible to use a combination of any of the following means to pay for the aggregate purchase price upon exercise of your purchase opportunity:

                (1) the ARAMARK Deferred Payment Program for up to 3/4 of the purchase price, (2) the sale of Class B shares, (3) the use of Class B shares that you currently own in a stock-for-stock exercise for up to the purchase price, and (4) by personal cheque or bank draft in U.S. dollars.


17.     Q:      Will the Company report to Revenue Canada the taxable benefit
                (if any) that I realize upon the exercise of my purchase opportunity?

        A: Yes. Any taxable income will be reported on a T-4 form for the year in which the purchase occurs. The purchase occurs at the time your completed exercise form and your purchase price payment are received by the Company. For example, if your exercise form and purchase price payment for the appropriate installment are received by the Company in December 1997, the taxable income will be reported on a T-4 form for 1997; and if they are received in January 1998, the taxable benefit will be reported on a T-4 form for 1998. You may wish to consult with your tax advisor when considering the time, within an installment exercise period, to exercise a purchase opportunity.

18.             Not Applicable.

25.     Q:      How much of the purchase price payment may I defer under the
                Deferred Payment Program?

        A: You may defer payment of up to 3/4 of the purchase price for the qualifying shares you are purchasing, but only for the fourth, fifth and sixth installment of your ISPO.

31.     Q:      What are the anticipated Canadian income tax consequences to me for participation in the Deferred Payment Program?

        A: The tax consequences of exercising your stock purchase opportunity installment will not change. Generally, under current Canadian law, the interest would be deductible in the year the interest is paid.

34.     Q.      What are the tax consequences if I sell Class B shares to
                raise cash to exercise my purchase opportunity?

        A. The sale of Class B shares is a taxable event. For a discussion of the tax treatment accorded sales of Class B shares, see "Canadian Federal Income Tax Considerations" in this Supplement. The tax consequences of selling Class B shares is not affected by whether or not you use the proceeds of such sale to exercise other purchase opportunities. Taxes due from the sale of shares must be paid in addition to the taxes due on the exercise of purchase opportunities. Again, you are urged to discuss your particular situation with your tax advisor.

37.     Q:      What are the tax consequences if I use the stock-for-stock exercise method?

        A: There will be no capital gain or loss on the disposition of the old shares. The tax cost of the new shares you receive on the exercise will be equal to the tax cost of the old shares plus the amount of the taxable benefit included in your income in respect of the new shares (plus any other cash you pay towards the purchase price). This tax cost is then averaged with the tax cost of other Class B shares held by the employee.

40.     Q:      How much of the purchase price can be paid using the
                stock-for-stock exercise method?

        A: You may use the stock-for-stock exercise method to cover up to, but not more than, the exercise price. For example, if the exercise price for 100 shares is U.S. $8.25 per share, or U.S. $825.00, and the Appraisal Price is U.S. $20.00 per share, then you may use 41 shares that you currently own in the stock-for-stock exercise method to pay U.S. $820.00 of the exercise price, with the balance of U.S. $5.00 being paid through the other available methods. You may not use 42 shares, because 42 times U.S. $20.00 (or U.S. $840.00) exceeds the exercise price of U.S. $825.00.

44.     Q:      Can I have the shares registered jointly in my name and my spouse's name?

        A: To register Class B shares as joint tenants in your name and your spouse's name you must first transfer the Class B shares to such joint holding following exercise of the ISPO by you. Canadian securities laws generally do not permit a trade of Class B shares by Canadian-resident holders. However, the Company has obtained relief from each of the Ontario and Quebec Securities Commissions from restrictions on transfer that otherwise would apply. The relief granted by the Commissions permits Employees to transfer Class B shares to prescribed groups of persons, including their spouse (see Question 48). To register Class B shares in the names of you and your spouse as joint tenants, both you and your spouse must sign the exercise form. (Introduction to the Stockholders' Agreement.)

48.     Q:      May I transfer my shares of Common Stock for estate or tax planning purposes?

        A: Canadian securities laws generally do not permit trades of Class B shares by Canadian-resident holders. The Company has obtained certain relief from each of the Ontario and Quebec Securities Commissions from restrictions on transfer that otherwise would apply. The relief granted by the Ontario Securities Commission permits Ontario-resident employees and senior officers of Versa Services Ltd. and its subsidiaries (collectively called "Employees") to transfer Class B shares only to

                "Eligible Persons" provided it is done in compliance with the Stockholders' Agreement. Subsequent transfers of Class B shares are similarly restricted to other Eligible Persons. "Eligible Persons" are: (i) spouses of Employees,
                (ii) minor children of Employees, (iii) corporations controlled by Employees and/or their spouses where the Employee is an officer and director of the corporation and where all the shares of the corporation are owned at all times by any combination of the Employee, the spouse of the Employee and children of the Employee and/or the children of the Employee's spouse or the respective offspring of the children of the Employee, (iv) trusts where all the beneficiaries are any combination of the Employee, the spouse of the Employee, the children of the Employee and/or children of the Employee's spouse and the offspring of the children of the Employee, and where at least one of the trustees is the Employee, and (v) registered retirement savings plans of the Employee or Eligible Person and/or personal holding corporations of the Employee or Eligible Persons. The relief granted by the Quebec Securities Commission permits Quebec-resident holders of Class B shares to transfer Class B shares in accordance with the Stockholders' Agreement. Pursuant to the Stockholders' Agreement, you may transfer your Class B shares for estate or tax planning purposes as gifts to your spouse, child, grandchild or parent or a trust for the benefit of any of them or to a qualifying charitable organization. Pursuant to the Stockholders' Agreement, you may also make other transfers to your family members, their trusts or other entities if the transfer is approved by the Company's Board of Directors. (Section 3.01)

54.     Q:      Will I be able to sell shares back to the Company?

        A: Yes. Primarily, you will be able to sell your Class B shares to the Company in the internal market. Secondly, the Company provides an Emergency Buyback Program to accommodate certain limited instances when unanticipated emergencies arise. The Company anticipates that the combination of the internal market and the emergency buyback program should provide adequate liquidity to all management investors on an orderly and equitable basis. The Company also provides an offer-to-sell procedure for the Class B shares that could be utilized. These three methods for realizing liquidity are described more fully in the Prospectus (see Questions 56, 57, and 58). Of course, the ability of the Company to repurchase any shares is subject to the Company's continued strong operating and financial performance. (Section 3.03)

                The purchase price will be payable in U.S. dollars. Since the shares are valued in U.S. dollars and are purchased and sold in U.S. dollars, the currency exchange risk is borne by the employee investing.

58.     Q:      Will I be able to sell my Class B shares in any other way?

        A: The anticipated normal procedure for selling Class B shares is through the internal market. However, you could also offer a portion of your Class B shares to the Company at the current Appraisal Price of the Common Stock. The Canadian securities laws generally do not allow any sale of shares other than sales back to the Company. However, as described under Question 54 above, the Company has obtained certain relief from Canadian securities laws that would permit, in the case of Ontario-resident Employees, a sale of Class B shares to Eligible Persons and, in the case of Quebec-resident holders of Class B shares, a sale of Class B shares to a third party, provided that: (i) those Class B shares were not purchased by the Company, (ii) the transfer to such Eligible Person, in the case of Ontario-residents, and to such third party, in the case of Quebec-residents, takes place within 90 days of the offer to the Company, (iii) such transfer takes place on the same terms offered to the Company, and (iv) such Eligible Person or third party transferee, as the case may be, agrees to abide by all the terms of the Stockholders' Agreement (see Question 50 and Section 4 of the Stockholders' Agreement).

                Upon termination for any reason, subject to the Company's right to Call your Class B shares (see Question 59), you could offer to sell your Class B shares as described above.

70.     Q:      What are the terms of the installment notes?

        A: The Stockholders' Agreement provides for the following terms for the installment notes. Annual cash payments will equal the least of 10% of the principal, U.S. $100,000 or your highest base salary. At the end of the 10th year following termination, any remaining balance on the notes will be paid in cash. Interest will be paid semi-annually and the rate will be fixed at the U.S. Applicable Federal Rate which currently varies approximately from 5.60% to 6.21% depending upon the term of the note. (Section 1.08) The interest is subject to a withholding tax of 15%, which can be claimed as a foreign tax credit or deducted on your tax return.

72.     Q:      If the Company purchases my Class B shares using, in part, an installment note, will I have to pay tax on the entire gain in the first year?

        A: Generally, no. The purchase using a note usually will qualify for installment treatment under the Canadian income tax laws. You should be able to recognize the taxable gain in proportion to the cash payments of principal you will receive over the years if you file Revenue Canada form T2017 with your tax returns, but at a minimum you must recognize one fifth of the gain each year for five years. You should consult with your tax advisor to determine if installment sale treatment is advantageous to you and how you should report it on your tax returns.

73.     Q:      How will the Canadian/U.S. dollar exchange rate affect my
                participation in the plan?

        A: The shares of ARAMARK stock are valued in U.S. dollars and you will need to pay for your stock in U.S. dollars.

                Any taxable benefit in the year of purchase will be calculated on the Canadian dollar equivalent of excess of the Appraisal Price at exercise over the grant price.

74.     Q:      Is there any Canadian/U.S. dollar exchange risk?

        A: Yes, there is an exchange risk representing the change in the Canadian dollar as compared to the U.S. dollar between the date of purchase of the stock and the sale of the stock. If the Canadian dollar weakens as compared to the U.S. dollar, you stand to gain. If the Canadian dollar strengthens as compared to the U.S. dollar, you may lose.

                  GENERAL INSTRUCTIONS TO FORMS--ISPO -- B-1

In this section, you will find the forms that you will need in order to complete all of your stock-related transactions. Several copies of each form have been included. These forms have been color-coded for ease of reference. As you complete the forms, have the following materials handy, as you will need to transfer information from them onto the form(s):

o Certificate of Grant--if you are exercising the first installment of a grant.
o Ownership Statement

We urge you to carefully read this Prospectus, as well as all of the other materials you have received, so that you will be fully informed of the terms and conditions of the stock purchase program and the payment options available to you.

------------------------------------------------------------------------------------------------------------------------------------
There are up to four ways to finance your stock purchase under the Program. Of course, you may choose to utilize a combination of the methods listed below.
------------------------------------------------------------------------------------------------------------------------------------
                                                      DEFERRED                          INTERNAL                    STOCK-FOR-
                           CASH                       PAYMENT                           MARKET                       STOCK
------------------------------------------------------------------------------------------------------------------------------------
 Who Is            All grant holders.    Those exercising the 4th, 5th,     All owners who have held       Those exercising the 4th
 Eligible?                               or 6th installments of a grant.    shares at least 6 months       5th, or 6th installments
                                                                            from purchase or from          of a grant. Those with
                                                                            stock-for-stock exchange       three or more
                                                                            date.                          exercisable
                                                                                                           Installment Stock
                                                                                                           Purchase
                                                                                                           Opportunity grants can
                                                                                                           use for any installment
                                                                                                                   ---
------------------------------------------------------------------------------------------------------------------------------------
 What Is It?       Payment in full at    Postponing payment of up to       Selling shares back to the      Exchanging shares you
                   the time of           75% of your purchase amount.      company and applying all or     own (at the current
                   exercise.             (Interest, due at the end of      part of the proceeds toward     appraisal price), for
                                         the deferral period, will be      the purchase of more shares.    new ones (at your grant
                                         charged.)                                                         exercise price.
------------------------------------------------------------------------------------------------------------------------------------


THE FOLLOWING CHART LISTS THE FORMS TO BE COMPLETED AND RETURNED ACCORDING TO THE
INSTRUCTIONS AT THE BOTTOM OF THE PAGE.

------------------------------------------------------------------------------------------------------------------------------------
      FOR THIS TRANSACTION . . .                    COMPLETE AND SUBMIT THESE FORMS . . .                  AND ALSO SEND IN . . .
------------------------------------------------------------------------------------------------------------------------------------
                                                         Deferred                                                      Stock
                                                          Payment       Internal                                  Certificates or
                                                       Obligation(1)     Market                     Your Check      Confirmation
                                                       (Beige) - On    Worksheet/   Stock-For-      Payable To       Statements
                                           Exercise     Reverse Of      Request        Stock          ARAMARK        For Shares
                                           Form(1)       Exercise       Form(2)      Worksheet        For Any      To Be Sold Or
                                           (Beige)         Form         (Green)      (Gray)(2)        Balance        Exchanged
------------------------------------------------------------------------------------------------------------------------------------
Stock Exercise (Purchase)                    X                                                           X
------------------------------------------------------------------------------------------------------------------------------------
Deferred Payment                             X              X                                            X
------------------------------------------------------------------------------------------------------------------------------------
Stock Sale(3) (If applied to purchase)       X                             X                             X              X
------------------------------------------------------------------------------------------------------------------------------------
Stock-For-Stock Exercise                     X                                            X              X              X
------------------------------------------------------------------------------------------------------------------------------------

(1)   Complete a separate form for each exercise.

(2) For multiple transactions, compile onto one form per registered owner. (Note: If shares are held jointly in your and your spouse's names, that is considered as one owner.

(3) If you are not applying proceeds toward a purchase, only submit the Internal Market form and the Stock Certificate(s) (or Confirmation Statement) for the shares you are selling.

U.S. EMPLOYEES and EMPLOYEES in countries other than Germany, Belgium and United Kingdom: Send this completed form and your check, made payable to ARAMARK Corporation, in U.S. currency to: First Union National Bank, N.A., Shareholder Services Group, P.O. Box 13675, Philadelphia, PA 19101-9024 or 123 South Broad Street, MCPA1328, Philadelphia, PA 19109. You may wish to use the enclosed postage-paid return envelope. Be sure to mail your materials far enough in advance to reach the Shareholder Services Group by the deadline of January 15, 1998.

EMPLOYEES in Germany, Belgium or United Kingdom: If you live in Germany, Belgium or the United Kingdom, send this completed form and your check to your Human Resources Department by January 9, 1998. Your check should be in your own country's currency, payable to ARAMARK Corporation.

                                                               Cumulative ISPO


              EXERCISE FORM -- See General Instructions, page B-1
                             SECTION I - WORKSHEET

--------------------------------                                                     ----------------------------------------------
DETERMINING YOUR COST FOR SHARES                                                      Note: Calculations are done in U.S. Dollars*
--------------------------------                                                     ----------------------------------------------
DEFINITION                                                           SOURCE
----------                                                           ------
1  Grant Date ...................................................... Ownership Statement................................ 1
                                                                                                                            -------
2  This Year's Installment Number .................................. Ownership Statement................................ 2
                                                                                                                            -------
3  Number of Shares Now Exercisable ................................ Ownership Statement................................ 3
                                                                                                                            -------
4  Exercise Price Per Share ........................................ Ownership Statement................................ 4  $
                                                                                                                            -------
5  Number of Shares You Want To Exercise............................ Minimum 100  - Maximum can't exceed Line 3 ........ 5
                                                                                                                            -------
6         Total Cost of Shares ..................................... Line 4 x Line 5 ................................... 6  $
                                                                                                                            -------
---------------------------------------------------------------------
CALCULATING YOUR TAX WITHHOLDINGS, APPLICABLE TO U.S. BASED EMPLOYEES
---------------------------------------------------------------------
7   Appraisal Price Per Share .......................................................................................... 7  $24.90
                                                                                                                            -------
8   Appraisal Price x Shares Exercised ............................ Line 5 x Line 7 .................................... 8  $
                                                                                                                            -------
9   Total Appreciation Subject To Taxes ........................... Line 8 - Line 6 .................................... 9  $
                                                                                                                            -------
10  Total Withholding Tax Due At Purchase(38%) .................... Line 9 x .38........................................ 10 $
                                                                                                                            -------
11        Total Amount Due ........................................ Line 6 + Line 10.................................... 11 $
                                                                                                                            -------
--------------------------------------------------------------------------------
DETERMINING YOUR DEFERRAL -- INSTALLMENTS 4, 5 OR 6 ONLY - ALSO COMPLETE REVERSE
--------------------------------------------------------------------------------
12  Maximum Amount Eligible To Be Deferred ........................ Line 11 x .75 for Installments 4, 5, or 6 .......... 12 $
                                                                                                                            -------
13  Payment Amount You Want To Defer(also complete reverse side)... Can't exceed Line 12 - Enter "0" if no deferral .... 13 $
                                                                                                                            -------
14  Balance After Deferral ........................................ Line 11 - Line 13 .................................. 14 $
                                                                                                                            -------
----------------------------
EXCHANGING OR SELLING SHARES
----------------------------
15  Number Of Shares Exchanged .................................... Line 6 of gray Stock-For-Stock Worksheet ........... 15 $
                                                                                                                            -------
16  Appraisal Price x Shares Exchanged............................. Line 7 of gray Stock-For-Stock Worksheet ........... 16 $
                                                                                                                            -------
17  Proceeds From Internal Market - Enclose certificates
       and green worksheet ........................................ Lines 5 a-e of green Internal Market Worksheet ..... 17 $
                                                                                                                            -------
----------------
EXERCISE SUMMARY
----------------
18  Total Cash Due -- Send Check For This Amount in U.S. Dollars* . Line 14 - Line 16 - Line 17 .......................  18 $
                                                                                                                            -------
19  Shares Exercised .............................................. Line 5 ............................................  19
                                                                                                                            -------
20  Shares Exchanged - Enclose certificates and gray worksheet .... Line 15 ...........................................  20
                                                                                                                            -------
21  Number of New Shares Acquired ................................. Line 19 - Line 20 .................................  21
                                                                                                                            -------


* Employees in Germany, Belgium or United Kingdom will need to convert this amount to their own country's currency. See mailing instructions below.

                   SECTION II - REGISTRATION AND SIGNATURES

Shares must be registered initially either in your name or in the names of you and your spouse, as joint tenants. If shares are to be registered jointly in the names of both you and your spouse, you must print both names below, enter your Social Security number, if applicable, and you both must sign. If you are deferring payment, you (and your spouse, if applicable) must also complete and sign the reverse side. Your shares will be registered to the address to which the Prospectus containing the exercise form was mailed. If you have moved or the address is otherwise incorrect, please complete and return the blue Address Change Card.

I/We hereby represent, warrant, and agree as follows:
A. I/We have received and read copies of (a) the Prospectus dated December 1, 1997, including the Amended and Restated Stockholders' Agreement and (b) ARAMARK's annual report on Form 10-K.
B. I/We have full power and authority to enter into the Amended and Restated Stockholders' Agreement.
C. By signing below, I/We hereby execute and deliver and agree to be bound by the Amended and Restated Stockholders' Agreement.
D. I/We will, upon request, execute any additional documents necessary or desirable for me/us to become a party to the Amended and Restated Stockholders' Agreement.

Print Name(s)                    Signature(s)                   Social Security Number           Date

-----------------------------    ----------------------------   ------------------------------   ---------------

-----------------------------    ----------------------------   ------------------------------   ---------------
Home Phone #:                  Business Phone #:                      Business Unit:                    Component #:
             --------------                     --------------------                ------------------              --------------


MAILING INSTRUCTIONS:

U.S. EMPLOYEES and EMPLOYEES in countries other than Germany, Belgium and United Kingdom: Send this completed form and your check, made payable to ARAMARK Corporation, in U.S. Currency to: First Union National Bank, N.A., Shareholder Services Group, P.O. Box 13675, Philadelphia, PA 19101-9024 or 123 South Broad Street, MCPA1328, Philadelphia, PA 19109. You may wish to use the enclosed postage-paid return envelope. Be sure to mail your materials far enough in advance to reach the Shareholder Services Group by the deadline of January 15, 1998.

EMPLOYEES in Germany, Belgium or United Kingdom: If you live in Germany, Belgium or the United Kingdom, send this completed form and your check to your Human Resources Department by January 9, 1998. Your check should be in your own country's currency, payable to ARAMARK Corporation.


For Transfer Agent   Check Number                   Check Amount $
                                  ----------------                ------------------------
use only:            Account #                      Deferred Amount $                          Shares Exchanged
                              --------------------                    ---------------------                     ---------------


                                                           Expiration: 1/15/98

                                                               Cumulative ISPO
                SECTION I -- INTERNAL MARKET SALE REQUEST FORM
                      Use one form per registered owner.


INSTRUCTIONS: In this Section, you will be listing the certificate(s) or confirmation statement(s) that you are enclosing, and indicating the number of shares listed on each, and the number of shares you would like to sell.

NAME (PLEASE PRINT)                           ACCOUNT OR SOCIAL SECURITY NUMBER

-----------------------------------------     ----------------------------------

-----------------------------------------     ----------------------------------


       ----------------------------------------------
       SALE OF COMMON SHARES -- CLASS B
       ----------------------------------------------

                                                      NO. OF SHARES                     NO. OF SHARES TO
                  CERTIFICATE/                        SHOWN ON THIS                     BE SOLD FROM THIS
 LINE              STATEMENT           LINE           CERTIFICATE/         LINE           CERTIFICATE/
  NO.           NUMBER ENCLOSED         NO.             STATEMENT           NO.             STATEMENT
  ---           ---------------         ---             ---------           ---             ---------

    1a                                   1a                                  1a
 --------- --------------------------- -------- -------------------------- -------- --------------------------

    1b                                   1b                                  1b
 --------- --------------------------- -------- -------------------------- -------- --------------------------

    1c                                   1c                                  1c
 --------- --------------------------- -------- -------------------------- -------- --------------------------

    1d                                   1d                                  1d
 --------- --------------------------- -------- -------------------------- -------- --------------------------

    1e                                   1e                                  1e
 --------- --------------------------- -------- -------------------------- -------- --------------------------


    1f                                   1f                                  1f
 --------- --------------------------- -------- -------------------------- -------- --------------------------


    1g                                   1g                                  1g
 --------- --------------------------- -------- -------------------------- -------- --------------------------


    1h                                   1h                                  1h
 --------- --------------------------- -------- -------------------------- -------- --------------------------


    1i                                   1i                                  1i
 --------- --------------------------- -------- -------------------------- -------- --------------------------


    1j                                   1j                                  1j
 --------- --------------------------- -------- -------------------------- -------- --------------------------
                                                                                    TOTAL SHARES TO BE
                                                                                    SOLD
                                                                                    (COPY 1l TO LINE 1 ON
                                                TOTAL SHARES                        REVERSE SIDE)
                                                SHOWN

-------------------------------------- ----------------------------------- -------- --------------------------
 1k   TOTAL SHARES                       1k                                  1l
 (ADD 1a - 1j IN EACH COLUMN)
-------------------------------------- -------- ----------------------------------- -------------------------
 TOTAL COMMON SHARES LEFT
 OVER (1k MINUS 1l)                      1m
-------------------------------------- -------- -----------------------------------

Note: Shares used in a stock-for-stock exchange or purchased within prior six
(6) months cannot be sold. If shares to be sold are pledged under a prior Deferred Payment Obligation, Lines 4a, b, and c on front of form must also be completed.



          Complete Sections II and III on reverse side of this form.

                                                           EXPIRATION: 1/15/98

                            (Please see reverse.)

                                                               Cumulative ISPO
  SECTION II -- INTERNAL MARKET WORKSHEET -- See General Instructions, p. B-1 PLEASE COMPLETE THE REVERSE SIDE FIRST. (Use one form per registered owner.)

--------------------------------------
SALE OF COMMON SHARES
--------------------------------------

1    Number of Common Shares to be Sold (Section I, Line 1l):.........................................   1
                                                                                                               ------
2    Sale Price Per Common Share (December 1, 1997 appraisal price):..................................   2     $24.90
                                                                                                               ------
3    Total Sale Price of Common Shares (Line 1 x Line 2)..............................................                 3    $
                                                                                                                            ------
Note: If shares to be sold are pledged under a prior Deferred Payment Obligation, Lines 4a, b, and c must also be completed.

--------------------------------------------------
DISTRIBUTION OF TOTAL PROCEEDS
--------------------------------------------------

4    Amount to be Applied to Pay Off Related Deferred Payment Obligation* (write "N/A" if not applicable)
     (a)  Principal Due:..............................................................................   4(a)  $
                                                                                                               ------
     (b)  Accrued Interest Due:.......................................................................   4(b)  $
                                                                                                               ------
     (c)  Total Deferred Payment Due (Line 4a + Line 4b):.............................................                 4(c) $
                                                                                                                            ------
5 Amount to be Applied to Current Exercise (if applicable)
     (a)  Grant Date:__________.......................................................................   5(a)  $
                                                                                                               ------
     (b)  Grant Date:__________.......................................................................   5(b)  $
                                                                                                               ------
     (c)  Grant Date:__________.......................................................................   5(c)  $
                                                                                                               ------
     (d)  Grant Date:__________.......................................................................   5(d)  $
                                                                                                               ------
     (e)  Grant Date:__________.......................................................................   5(e)  $
                                                                                                               ------
     (f)  Total (Lines 5a + 5b + 5c + 5d + 5e):.......................................................                 5(f) $
                                                                                                                            ------
6    Cash Back to You (Line 3 minus Line 4c minus Line 5f):...........................................                 6    $
                                                                                                                            ------
7    Total Distribution (Line 4c + Line 5f + Line 6) - Total must equal Line 3:.......................                 7    $
                                                                                                                            ------

                  SECTION III -- INTERNAL MARKET REQUEST FORM
--------------------
SIGNATURES
--------------------

By signing below, you are offering to sell to ARAMARK the shares indicated in Line 1, subject to the terms and conditions of the Internal Market. You also are acknowledging that: you have full authority to sell the shares; you have received and read Form 10-K for fiscal 1997; you are under no obligation to sell; and the offer price is the most recent appraisal price, reflecting the shares' current lack of marketability and is less than it would be if the shares were publicly traded. The Board reserves the right to reduce on a pro rata basis the number of Class B shares sold by all management owners in the Internal Market, depending upon the overall number of Class B shares submitted to the Company for sale. Subject to complying with applicable laws and regulations (including SEC Rule 13e-3), the Company will not repurchase shares of Class B Common stock from any stockholder if the repurchase causes such shares to be held of record by less than 300 holders. Please sign below exactly as your name(s) appear on the stock certificate(s).

Print Name(s)                            Social Security or Account Number(s)

-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------

Signature(s)                             Date

-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------

----------------------------------
DELIVERY ADDRESS(ES)
----------------------------------

================================================================================

Send Check For Net Sale Proceeds To:     Send Stock Certificate(s)** To:

-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------

================================================================================


* Call the ARAMARK Shareholder Services Group at 1-888-96-OWNER to obtain the exact amounts of Principal Due and Accrued Interest Due.

** In cases where the number of shares on the stock certificate(s) or confirmation statement(s) you are submitting exceeds the number of shares you are selling, a certificate for the balance will be sent to you upon request, by indicating an address above. If your shares are pledged to an outside lender, the lender may require that the stock certificate for unsold shares be returned to the lender.

U.S. EMPLOYEES and EMPLOYEES in countries other than Germany, Belgium and United Kingdom: Send this completed form and, if applicable, your check, made payable to ARAMARK Corporation, in U.S. Currency to: First Union National Bank, N.A., Shareholder Services Group, P.O. Box 13675, Philadelphia, PA 19101-9024 or 123 South Broad Street, MCPA1328, Philadelphia, PA 19109. You may wish to use the enclosed postage-paid return envelope. Be sure to mail your materials far enough in advance to reach the Shareholder Services Group by the deadline of January 15, 1998.

EMPLOYEES in Germany, Belgium or United Kingdom: If you live in Germany, Belgium or the United Kingdom, send this completed form and, if applicable, your check to your Human Resources Department by January 9, 1998.

                                                           EXPIRATION: 1/15/98

                                                               Cumulative ISPO
         STOCK-FOR-STOCK WORKSHEET -- See General Instructions, p. B-1

Note: Stock-for-stock transactions are available for Installments 4, 5, or 6, OR for any installment if you have 3 or more exercisable Installment Stock Purchase Opportunity Grants. (Use one form per registered owner.)

--------------------------------------------------- ------------------------------------------------------- -----------------------
             Employee Name (please print)                         Social Security or Account Number                   Date

--------------------------------------------------- ------------------------------------------------------- -----------------------

                                                                         Use One Column For Each Exercise
                                                                       Involving a Stock-For-Stock Exchange

                                                                    --------------------------------------------------------
                                                                                           EXERCISE
                                                                    --------------------------------------------------------
Line
 #                   Definition                  Source              #1         #2          #3         #4         #5        Total
                                                                  ---------- ---------- ----------- ---------- ---------- ----------
 1      Grant Date                    Line 1 on beige Exercise
                                      Form
                                                                                                                             N/A
                                                                  ---------- ---------- ----------- ---------- ---------- ----------

                                                                  ---------- ---------- ----------- ---------- ---------- ----------
 2      This Year's Installment #     Line 2 on beige Exercise
                                      Form
                                                                                                                             N/A
                                                                  ---------- ---------- ----------- ---------- ---------- ----------

                                                                  ---------- ---------- ----------- ---------- ---------- ----------
 3      Maximum Dollar Amount         Line 6 on beige Exercise
        Eligible To Be Covered By     Form
        Exchange                                                    $          $          $           $          $          $
                                                                  ---------- ---------- ----------- ---------- ---------- ----------

                                                                  ---------- ---------- ----------- ---------- ---------- ----------
 4      Approximate Dollar Value      Portion of Line 3 you wish
        Of Shares You Wish To         to cover via
        Exchange                      Stock-For-Stock (can't        $          $          $           $          $          $
                                      exceed Line 3)
                                                                  ---------- ---------- ----------- ---------- ---------- ----------

                                                                  ---------- ---------- ----------- ---------- ---------- ----------
 5      Current Appraisal Price Per
        Share
                                                                    $24.90     $24.90     $24.90      $24.90     $24.90     $24.90
                                                                  ---------- ---------- ----------- ---------- ---------- ----------

                                                                  ---------- ---------- ----------- ---------- ---------- ----------
 6      Number Of Shares To Be        Line 4 (above) / Line 5
        Exchanged                     (above).  Rounded down to
                                      next full share
                                                                  ---------- ---------- ----------- ---------- ---------- ----------
                                                                             (Transfer to Line 15 of beige Exercise Form)

                                                                  ---------- ---------- ---------- ----------- ---------- ----------
  7     Appraisal Price x Shares      Line 5 (above) x Line 6
        Exchanged                     (above)
                                                                    $          $          $          $           $          $
                                                                  ---------- ---------- ---------- ----------- ---------- ----------
                                                                               (Transfer to Line 16 of beige Exercise Form)

                            SHARE EXCHANGE SUMMARY
                            ----------------------

                                                                                    NUMBER OF SHARES TO BE EXCHANGED
                                                                    ----------------------------------------------------------------
                                    Certificate    Shares Shown
                                    Number(s)         On This
                                    Enclosed        Certificate        #1         #2         #3         #4         #5        Total
                                    ------------ ------------------ ---------- ---------- ---------- ---------- ---------- ---------


                                    ------------ ------------------ ---------- ---------- ---------- ---------- ---------- ---------


                                    ------------ ------------------ ---------- ---------- ---------- ---------- ---------- ---------
Note:  Use additional
Stock-For-Stock Worksheets
if you are submitting more than     ------------ ------------------ ---------- ---------- ---------- ---------- ---------- ---------
5 stock certificates

                                    ------------ ------------------ ---------- ---------- ---------- ---------- ---------- ---------


                                    ------------ ------------------ ---------- ---------- ---------- ---------- ---------- ---------


                                                                    ---------- ---------- ---------- ---------- ---------- ---------

                                                          Totals
                                                                    ----------------------------------------------------------------
                                                                    Must Equal Line 6 Above For Each Exercise And In Total
                                                                    ----------------------------------------------------------------

 THIS COMPLETED FORM AND UNSIGNED STOCK CERTIFICATES MUST BE RECEIVED AT THE
      ARAMARK SHAREHOLDER SERVICES GROUP NO LATER THAN JANUARY 15, 1998.

Employees in Germany, the United Kingdom, and Belgium should submit all forms to their Human Resources Department no later than January 9, 1998.

                                                          EXPIRATION:  1/15/98

                                                               Cumulative ISPO
DEFERRED PAYMENT OBLIGATION -- See General Instructions, page B-1

--------------------------------------------------------------------------------
                                         INSTRUCTIONS

1.  Insert the Payment Amount You Want To Defer (Line 13 from the Exercise
    Form) in the first paragraph below.

2. Insert the Number of New Shares Acquired (Line 21 from the Exercise Form) in the second paragraph below.

3. Print and sign your name exactly as on the Exercise Form. If your spouse signed the Exercise Form, he/she must also sign this Deferred Payment Obligation form. By signing this form, your spouse joins in the agreement you are making to pay the amount of the Deferred Payment Obligation.


--------------------------------------------------------------------------------

I/We promise to pay to the order of ARAMARK CD Company (a subsidiary of ARAMARK Corporation) if deferring less than $5,000 or ARAMARK Corporation if deferring $5,000 or more, $______, and to pay interest from the date the associated exercise is effected at the rate of 8.5% per year, simple interest. Payment of the deferred obligation and interest will be due March 15, 2001, or on demand by the applicable payee, and may be prepaid at any time.

I/We grant to the applicable payee a security interest in ______ shares of ARAMARK Common Stock (the "Pledged Shares") and agree that the Pledged Shares will be held as collateral by the applicable payee until the amount is paid in full. If the amount is not paid when due, the applicable payee will be entitled to exercise the legal remedies available under applicable law. If any of the Pledged Shares are to be sold or otherwise transferred, then the amount will become due immediately.

This agreement may be assigned by the applicable payee at any time and will be governed by the laws of the Commonwealth of Pennsylvania.




-----------------------------------------  -------------------------------------
(Print Name)                               (Print Name)



-----------------------------------------  -------------------------------------
(Signature)                                (Signature)


-----------------------------------------  -------------------------------------
(Date)                                     (Date)


THIS COMPLETED FORM MUST BE RECEIVED AT THE ARAMARK SHAREHOLDER SERVICES GROUP
                       NO LATER THAN JANUARY 15, 1998.


Employees in Germany, the United Kingdom, and Belgium should submit all forms to their Human Resources Department no later than January 9, 1998.